     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

         CITIGROUP INC.                      DELAWARE                        52-1568099
  (Exact name of registrant as   (State or other jurisdiction of          I.R.S. Employer
   specified in its charter)      incorporation or organization)       Identification Number)

                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               JOHN R. DYE, ESQ.
                        GENERAL COUNSEL-CAPITAL MARKETS
                                 CITIGROUP INC.
                                425 PARK AVENUE
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:

                            RICHARD B. AFTANAS, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: A soon as effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEES

                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF SHARES              AMOUNT TO BE      AGGREGATE PRICE PER  AGGREGATE OFFERING        AMOUNT OF
        TO BE REGISTERED              REGISTERED              SHARE              PRICE(1)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
  per share.....................      15,000,000             $42.95            $644,250,000            $52,120
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices per share of the common stock as quoted on the New York Stock Exchange on June 24, 2003 (within 5 business days prior to filing this registration statement).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                [CITIGROUP LOGO]

                           DIVIDEND REINVESTMENT PLAN

     Our Dividend Reinvestment Plan (the "Plan") provides existing holders of our common stock with a convenient and cost effective method to purchase shares of our common stock. By participating in the Plan you may purchase additional shares of our common stock by reinvesting some or all cash dividends paid on our outstanding common stock. The price to be paid by participants for each share of our common stock purchased directly from us under the Plan will be a price equal to the average of the daily high and low sales prices, computed to three decimal places, of our common stock as reported on the New York Stock Exchange on the day preceding the dividend payment date. The price to be paid by participants for each share of our common stock purchased in market transactions will be the weighted average price of all shares of our common stock purchased in such transactions for all participants in the Plan.

     This prospectus relates to the offer and sale of our common stock under the Plan. You should retain this prospectus for future reference.

     Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "C."

     Plan Highlights:

     - Any registered stockholder may elect to participate in the Plan.

     - No brokerage fees on purchases made in market transactions.

     - Certificate safekeeping in book entry form at Citibank, N.A., as Plan Administrator, at no charge to you.

     - Recordkeeping and reporting will be provided, at no charge to you.

     - Full or partial dividend reinvestment options.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     These securities are not deposits or savings accounts but are unsecured obligations of Citigroup. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

June 26, 2003

                               TABLE OF CONTENTS

Where You Can Find More Information.........................    1
Citigroup Inc...............................................    2
Description of the Plan.....................................    2
Certain Federal Income Tax Considerations...................    8
Use of Proceeds.............................................   10
Plan of Distribution........................................   10
Indemnification.............................................   10
Legal Matters...............................................   11
Experts.....................................................   11

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

     Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC's public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     (a) Annual Report on Form 10-K for the year ended December 31, 2002;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     (c) Current Reports on Form 8-K filed on January 22, 2003, January 31, 2003, February 7, 2003, February 13, 2003, February 19, 2003, March 12,
         2003, March 20, 2003, March 21, 2003, March 26, 2003, April 11, 2003,
         April 14, 2003, April 28, 2003, May 7, 2003, May 20, 2003, May 21, 2003
         and May 27, 2003; and

     (d) Registration Statement on Form 8-B, dated May 10, 1988, describing our common stock, including any amendments or reports filed for the purpose of updating such description.

     All documents Citigroup files publicly pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

                          Citigroup Document Services
                           140 58th Street, Suite 7I
                               Brooklyn, NY 11220
                           (877) 936-2737 (toll free)
                       (718) 765-6514 (outside the U.S.)

     You should rely only on the information provided in this prospectus, as well as the information incorporated by reference. If anyone provides you with different or inconsistent information, you should not rely on it. Citigroup has not authorized anyone to provide you with different information. Citigroup is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

                                 CITIGROUP INC.

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries and territories. Citigroup's activities are conducted through the Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management, and Proprietary Investment Activities business segments.

     Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities, state insurance departments and securities regulators. Citigroup's subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

     Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citigroup may be required to commit resources to its subsidiary banks.

     The principal office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

                            DESCRIPTION OF THE PLAN

     Our Dividend Reinvestment Plan is described in the following questions and answers:

     1. WHAT IS THE PURPOSE OF THE PLAN AND WHAT USE WILL BE MADE OF THE
PROCEEDS?

     The purpose of the Plan is to provide common stockholders with a convenient and economical method to automatically reinvest their cash dividends in shares of our common stock. The Plan is intended to benefit long term investors who want to increase their investment in our common stock. We intend to use the net proceeds from the sale of newly issued shares of our common stock or treasury stock offered hereby for general corporate purposes.

     2. WHO IS THE PLAN'S ADMINISTRATOR?

     The Plan is being administered by Citibank, N.A. (the "Plan Administrator"). The Plan Administrator keeps records, sends statements of account to each participant in the Plan and performs other duties related to the Plan, including the safekeeping of the shares purchased for each participant. The Plan Administrator also acts as the dividend disbursing agent, transfer agent and registrar for our common stock.

     3. WHAT ARE THE ADVANTAGES OF PARTICIPATING IN THE PLAN?

     - The Plan provides you with the opportunity to purchase additional shares of common stock, if desired, by automatically reinvesting all or a portion of your cash dividends on our common stock in the Plan.

     - Shares purchased directly from us under the Plan will be issued without a brokerage commission. If shares are purchased for the Plan in market transactions, either in the open market or in privately negotiated sales, instead of directly from us, we will pay any brokerage fees or commissions on such purchases. See Question 13.

     - Funds invested in the Plan are fully invested through the purchase of fractions of shares, as well as whole shares, and proportionate cash dividends on fractions of shares are used to purchase additional shares.

     - You may direct the Plan Administrator to transfer, at any time and at no cost to you, all or a portion of your shares in your Plan account to a Plan account for another person.

     - The Plan offers a "share safekeeping" service whereby, at no cost, you may deposit your common stock certificates with the Plan Administrator and have your ownership of such common stock maintained on the Plan Administrator's records as part of your Plan account.

     - You will receive statements containing year-to-date information on all Plan transactions in your account within a reasonable time after a transaction occurs, designed to simplify your record keeping.

     4. WHAT ARE THE DISADVANTAGES OF PARTICIPATING IN THE PLAN?

     - You will be treated as having received dividend income on the dividend payment date for Federal income tax purposes; such dividend will generally give rise to a tax liability even though no cash was actually paid to you. See "Certain Federal Income Tax Considerations."

     - No interest will be paid by us or the Plan Administrator on dividends held pending reinvestment. See Question 12.

     - You bear the risk of loss and the benefits of gain from market price changes for all of your shares of common stock. NEITHER WE NOR THE PLAN ADMINISTRATOR CAN GUARANTEE THAT SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.

     - We may, in our sole discretion, without prior notice to you, change our determination as to whether shares of our common stock will be purchased by the Plan Administrator directly from us or through market purchases.

     5. WHO IS ELIGIBLE TO PARTICIPATE?

     You may participate in the Plan if: (a) you are a "registered holder;" that is, your shares are registered in your name on our stock transfer books, or (b) you are a "beneficial owner;" that is, your shares are registered in a name other than your name (for example, in the name of a broker, bank or other nominee). Registered holders may participate in the Plan directly. If you are a beneficial owner, you must either become a registered holder by having shares transferred into your own name or make arrangements with your broker, bank or other nominee to participate on your behalf.

     If you live outside the United States, you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan, or affect the terms of the Plan. We have the right to terminate participation of any stockholder if we deem it advisable under any foreign laws or regulations. Tax consequences of Plan participation may vary under foreign laws or regulations, and you should determine the tax treatment of Plan features before you decide to invest through the Plan.

     The Plan is intended for the benefit of our investors and not for persons or entities who engage in transactions that cause or are designed to cause aberrations in the price or trading volume of our common stock. Notwithstanding anything in the Plan to the contrary, we reserve the right to exclude from participation in the Plan at any time any persons or entities, as determined in our sole discretion.

     6. IS THERE A COST TO PARTICIPATE IN THE PLAN?

     We will pay all administrative costs of the Plan. You pay no brokerage commissions, fees, expenses or service charges under the Plan in connection with purchases under the Plan; however, your broker, bank or other nominee may charge you a fee for participating on your behalf.

     If the Plan purchases shares in market transactions instead of directly from us, we will pay any brokerage fees or commissions on such purchases.

     When shares of common stock are sold by the Plan Administrator for you, you will incur a transaction fee of $15 per transaction plus a brokerage commission of $0.12 per share and any applicable transfer taxes.

     7. HOW DO I ENROLL?

     Complete the enrollment authorization form and mail it to the Plan Administrator. If your shares of common stock are registered in a name other than your own (e.g., in the name of a broker or bank nominee) then you must either: (1) have your shares re-registered in your own name(s) and then complete the enrollment authorization form, or (2) make arrangements with your bank, broker or other nominee to participate on your behalf. Stockholders whose shares are registered in the name of the broker or nominee must verify for themselves whether their broker will provide the services and features of the Plan directly to them. All communications regarding the Plan by these stockholders must be made directly to their broker or nominee.

     8. WHAT DIVIDEND REINVESTMENT OPTIONS DOES THE ENROLLMENT AUTHORIZATION FORM PROVIDE?

     The enrollment authorization form appoints the Plan Administrator as your agent for purposes of the Plan. It also directs us to pay to the Plan Administrator for reinvestment all the cash dividends on the specified number of shares owned by you on the applicable record date and designated by you to be included in the Plan, including all whole and fractional shares of common stock that have been credited to your Plan account. You can reinvest your common stock dividends through one of the following options:

          Full Dividend Reinvestment. The Plan Administrator will apply all cash dividends paid on all shares of common stock registered in your name(s), including all whole and fractional shares of common stock which have been credited to your Plan account, toward the purchase of shares of our common stock.

          Partial Dividend Reinvestment. The Plan Administrator will pay dividends in cash on the number of shares of common stock you specify on the enrollment authorization form and apply the balance toward the purchase of additional shares of common stock.

     You may select either of the dividend reinvestment options. In each case, dividends will be reinvested on all participating shares, including shares held in the Plan account, until you specify otherwise by contacting the Plan Administrator, or withdraw from the Plan altogether, or until the Plan is terminated. You may change your investment option at any time by requesting a new enrollment authorization form and returning it to the Plan Administrator or by calling the Plan Administrator at (888) 250-3985.

     9. WHEN WILL PARTICIPATION IN THE PLAN BEGIN?

     Participation in the Plan will begin upon receipt of a properly completed enrollment authorization form. Thereafter, it will not be necessary to submit an additional enrollment authorization form. See Questions 12 and 13 for more details on dividend reinvestments.

     The enrollment authorization form must be received by the Plan Administrator by the record date established for a particular dividend in order for a stockholder to be eligible for reinvestment of such dividends under the Plan for that related dividend; otherwise, reinvestment will begin on the dividend payment date following the next dividend record date. If the enrollment authorization form is received in the period between any record date and dividend payment date, that dividend may be paid in cash and your initial dividend reinvestment may begin on the next dividend payment date.

     10. CAN I CHANGE MY DIVIDEND REINVESTMENT OPTIONS?

     Yes. You may change your dividend reinvestment option at any time by requesting a new enrollment authorization form and returning it to the Plan Administrator or by calling the Plan Administrator at (888) 250-3985.

     11. HOW ARE THE SHARES PURCHASED FOR THE PLAN?

     We will pay the Plan Administrator all dividends for shares of common stock owned by you in the Plan. At our direction, the Plan Administrator will then apply such funds towards the purchase of our common stock, either directly from us or in market transactions.

     12. WHEN WILL DIVIDENDS BE REINVESTED?

     Dividends on shares in the Plan will be reinvested generally on the dividend payment date or the next trading day if such date is not a trading day, if the shares are purchased from us, or within thirty (30) days after the dividend payment date, if the shares are purchased in market transactions, except where completion at a later date is necessary or advisable under applicable securities laws.

     13. AT WHAT PRICE WILL DIVIDENDS BE REINVESTED?

     Shares Acquired Directly From Us. All shares acquired directly from us with reinvested dividends will be acquired at the average of the daily high and low sales prices, computed up to three decimal places, if necessary, of our common stock as reported on the New York Stock Exchange on the trading day preceding the dividend payment date. A "trading day" means a day on which trades in shares of our common stock are reported on the New York Stock Exchange.

     Shares Acquired in Market Transactions. If we elect to purchase shares in market transactions, the price per share of such shares to you will be the weighted average of the actual prices, computed to three decimal places, for all the common stock purchased by the Plan Administrator in connection with such market transactions. The Plan Administrator will pay brokerage commissions in an amount determined by the prevailing rates at the time of purchase. We will reimburse such commissions. Market purchases may be made, at the Plan Administrator's option, on any securities exchange where the shares of our common stock are traded, in the over-the-counter market or in privately negotiated transactions with third persons, and may be on such terms as to price, delivery, and otherwise as the Plan Administrator may determine.

     Neither we nor any participant has any authority or power to direct the time or the price at which any market purchase is completed or as to the selection of a broker or dealer through or from whom such purchases are to be made.

     For the purpose of making purchases, the Plan Administrator will commingle the funds of the participants. The purchase of shares under the Plan at any given date or time will be subject to compliance with applicable Federal and state securities laws.

     14. DOES THE PLAN ADMINISTRATOR HOLD MY SHARES IN AN ACCOUNT?

     Yes, the Plan Administrator will establish an account for you under the Plan and will credit to your Plan account the shares purchased with the cash dividends received by the Plan Administrator for you paid on the shares of our common stock, including those full and fractional shares of our common stock (computed to three decimal places) acquired under the Plan.

     15. WILL I RECEIVE CERTIFICATES FOR COMMON STOCK PURCHASED THROUGH REINVESTED DIVIDENDS UNDER THE PLAN?

     Common stock purchased through reinvested dividends under the Plan for your Plan account will be credited to your Plan account and certificates for such shares will not be issued to you until requested. The total number of shares credited to your Plan account will be shown on each account statement. This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates. Certificates for any number of whole shares credited to your account will be issued to you at any time upon written request to the Plan Administrator using the transaction request form attached to the bottom portion of your account statement. You may also request a certificate by calling the Plan Administrator. Cash dividends with respect to shares represented by certificates issued to you will continue to be automatically reinvested as specified by you on your enrollment authorization form. Any remaining shares will continue to be credited to your Plan account.

     If the request to the Plan Administrator is for certificates to be issued for all shares credited to your Plan account, any fractional share will be paid in cash. The cash payment will be based upon the then current market price of our common stock less any service fee, any applicable brokerage commission and any other costs of sale. Certificates for fractions of shares will not be issued under any circumstances.

     16. CAN I DEPOSIT CERTIFICATES OF COMMON STOCK INTO MY PLAN ACCOUNT FOR SAFEKEEPING?

     Yes. As a participant in the Plan, you can deposit into your Plan account certificate(s) of our common stock held by you. To deposit your shares, you should send the certificate(s) to the Plan Administrator at the address provided in Question 20, by registered mail, with return receipt requested. You should insure the certificate(s) for 3% of the market value. You SHOULD NOT sign the certificate(s) or complete the assignment section.

     When submitting certificate(s) for deposit into your Plan account, be sure to include a written request to have to certificate(s) deposited. Shares that you deposit will be credited to your Plan account. This protects the certificate(s) against the risk of loss, theft or destruction.

     17. HOW MAY I SELL SHARES THAT I HOLD THROUGH THE PLAN?

     Shares of common stock held in your Plan account can be sold by either calling the Plan Administrator or by completing the transaction request form attached to the bottom portion of your account statement. Upon receipt of a request to sell some or all of your shares, the Plan Administrator will make every effort to process your order on the day it is received. To do so, your instructions must be received before 1:00 p.m., Eastern time, on a business day during which the Plan Administrator and the New York Stock Exchange are open. Sales will be made at the then current market price of the common stock and the Plan Administrator will promptly mail a check to you for the sale proceeds, less a service fee of $15 per sale and a brokerage commission of $0.12 per share sold.

     You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions sent to the Plan Administrator to sell shares are binding and may not be rescinded.

     All sale requests having an anticipated market value of $100,000 or more must be submitted in written form. In addition, all sale requests within thirty
(30) days of an address change must be submitted in written form.

     18. HOW DO I WITHDRAW FROM, AND TERMINATE PARTICIPATION IN, THE PLAN?

     You may withdraw from the Plan at any time by notifying the Plan Administrator. Upon withdrawal, the Plan Administrator will terminate your Plan account and mail a stock certificate for the whole shares in the Plan account, unless you have requested the transfer or sale of the shares by the Plan Administrator. In any termination, the Plan Administrator will sell in the open market any fractional shares credited to your Plan account, and send the proceeds to you less any service fee, any applicable brokerage commission and any other costs of sale.

     Notification to withdraw from and terminate participation in the Plan must be received by the Plan Administrator prior to the next dividend record date; otherwise, the next dividend payable to you may be reinvested under the Plan, and your withdrawal from the Plan will be effective thereafter. After your withdrawal, we will pay you directly any cash dividends corresponding to a record date after the date of your withdrawal.

     If you are not a registered stockholder but you have arranged for a broker, bank or other nominee to participate on your behalf, you should contact such broker, bank or other nominee to terminate such arrangement.

     19. WHAT STATEMENTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     As soon as practicable following each reinvestment of your dividends in our common stock, the Plan Administrator will mail to you a statement of account showing amounts invested, the purchase price, the number of shares purchased, and other information for the year to date. You will receive one or more Form 1099(s) showing income reportable for Federal income tax purposes following the final reinvestment in each calendar year. These statements are your record of the cost of your purchases and should be retained for income tax and other purposes. In addition, during the year you will receive copies of the same communications sent to all other holders of shares. ACCOUNT STATEMENTS SHOULD BE RETAINED BY YOU FOR YOUR RECORDS.

     20. WHAT ARE THE CONTACTS FOR INQUIRIES AND ACTIONS BY PARTICIPANTS UNDER THE PLAN?

     All terminations, withdrawals, sale of shares and change of addresses, as well as all other correspondence and questions regarding the Plan and a participant's account, should be directed to:

Plan Administrator:           Citibank, N.A.
Address:                      c/o Citibank Shareholder Services
                                P.O. Box 43077
                                Providence, Rhode Island 02940-3077
Telephone no.:                (888) 250-3985 / Outside U.S. or Canada: (816) 843-4281
Facsimile no.:                (201) 324-3284
E-mail address:               citibank@shareholders-online.com

     An automated response system is available 24 hours per day, 7 days per week. Customer service associates are available from 9:00 a.m. until 5:00 p.m., Eastern time, each business day.

     21. MAY SHARES IN MY PLAN ACCOUNT BE ASSIGNED OR PLEDGED?

     No. You must first request that certificates for shares credited to your Plan account be issued to you before you can assign or pledge such shares.

     22. WHAT HAPPENS IF CITIGROUP ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR HAS A RIGHTS OFFERING?

     If we issue a stock dividend or declare a stock split on our common stock, any shares distributed by us on both the shares for which you hold certificates and those credited to your Plan account will be credited to your Plan account. In the event we make available to our stockholders rights to purchase additional shares of our common stock or other securities, you will receive appropriate instructions in connection with all such rights directly from the Plan Administrator in order to permit you to determine what action you desire to take. Transaction processing under the Plan may be curtailed or suspended until the completion of any stock dividend, stock split or stockholder rights offering or similar transaction.

     23. CAN I VOTE SHARES IN MY PLAN ACCOUNT?

     Yes. You will receive a proxy for the total number of shares held, both the shares for which you hold certificates and those credited to your Plan account. The total number of shares held may also be voted in person at a meeting. If your proxy is not returned or if it is returned unsigned, none of your shares will be voted unless you vote in person.

     24. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     Yes. We reserve the right to suspend or terminate the Plan in whole or part at any time. The Plan Administrator will send notice to participants of any suspension or termination of the Plan as soon as practicable after any such suspension or termination.

     We may amend or supplement the Plan at any time or times, including the period between the dividend record date and the related dividend payment date. Any such amendment may include an appointment by Citigroup of a successor Plan Administrator under the terms and conditions contained in the Plan. The Plan Administrator will send notice to participants of any amendments to the Plan as soon as practicable after any such amendments. Any amendment or supplement will conclusively be deemed to be accepted by you unless, prior to the effective date thereof, the Plan Administrator receives notice of termination of your Plan account.

     25. WHAT ARE THE RESPONSIBILITIES OF CITIGROUP OR THE PLAN ADMINISTRATOR UNDER THE PLAN?

     The Plan Administrator has had no responsibility with respect to the preparation or contents of this prospectus. Neither we nor the Plan Administrator, in administering the Plan, will be liable hereunder for any act done in good faith, or for any good faith omission to act, including without limitation, any claims of liability (1) arising out of failure to terminate your account upon your death prior to receipt of notice in writing of such death, (2) with respect to the prices at which shares of our common stock are purchased or sold for your account and the times such purchases or sales are made, or (3) with respect to any loss or fluctuation in the market value after the purchase of shares.

     All notices from the Plan Administrator to a participant will be mailed to the participant's last address of record, which will satisfy the Plan Administrator's responsibility to give notice.

     YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS IN VALUE OF THE SHARES OF COMMON STOCK YOU PURCHASE UNDER THE PLAN.

     26. WHO BEARS THE RISK OF MARKET FLUCTUATIONS IN OUR COMMON STOCK?

     Your investment in shares held in your Plan account is no different than your investments in directly held shares. You bear all risk of loss that may result from market fluctuations in the price of common stock.

     Neither we nor the Plan Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

     27. WHO INTERPRETS AND REGULATES THE PLAN?

     WE RESERVE THE RIGHT, WITHOUT NOTICE TO PARTICIPANTS, TO INTERPRET AND REGULATE THE PLAN AS WE DEEM NECESSARY OR DESIRABLE. ANY SUCH INTERPRETATION AND REGULATION WILL BE CONCLUSIVE. Neither we nor the Plan Administrator, in administering, interpreting or performing their duties under the Plan, will be liable for any act committed or omitted in good faith.

     28. WHAT LAW GOVERNS THE PLAN?

     The terms and conditions of the Plan and its operation are governed by the internal laws of the State of New York.

     29. HOW DO I GET MORE INFORMATION?

     Questions regarding the Plan should be directed to: Citibank, N.A., c/o Citibank Shareholder Services, P.O. Box 43077, Providence, Rhode Island 02940-3077. You can also contact the Plan Administrator by telephone at (888) 250-3985. If your shares are not held in your name, contact your brokerage firm, bank, or other nominee for more information. They can contact the Plan Administrator directly for instructions on how to participate on your behalf.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     30. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

     The following is a summary of certain Federal income tax considerations regarding the Plan. This summary is based on current law, is for your general information only and is not tax advice. This discussion assumes that you hold our common stock as a capital asset (i.e., property generally held for investment). This discussion does not purport to deal with all aspects of taxation that may be relevant to you in light of your personal investment circumstances, or if you are a type of investor who is subject to special treatment under the Federal income tax laws (including insurance companies, partnerships, tax-exempt organizations, financial institutions or broker dealers, foreign corporations and persons who are not citizens or residents of the United States). If you wish to participate in the Plan, you should consult your tax advisor regarding the specific tax consequences (including the Federal, state, local and foreign tax consequences) that may affect you if you participate in the Plan, and of potential changes in applicable tax laws.

     The reinvestment of dividends does not relieve you of any income tax which may be payable on such dividends. When your dividends are reinvested to acquire shares (including any fractional share) directly from us, you will be treated as having received on the dividend payment date a taxable dividend in an amount equal to the fair market value of our common stock purchased for your account under the Plan with those dividends (the "Fair Market Value"). The Fair Market Value should equal the average of the high and low prices of our common stock on the New York Stock Exchange on the dividend payment date.

     When your dividends are reinvested to acquire shares (including any fractional share) purchased in market transactions, you will be treated as having received a taxable dividend equal to the amount of cash dividends used to make those purchases, plus the amount of any brokerage fees paid by us in connection with those purchases.

     You should be aware that, when we pay brokerage fees on your behalf for shares purchased in market transactions, the taxable income recognized by you as a participant in the Plan will be greater than the taxable income that would have resulted solely from the receipt of the dividend in cash.

     Your tax basis in your shares of common stock purchased with reinvested dividends pursuant to the Plan will generally equal the amount of distributions you are treated as receiving, as described above. Your holding period for those shares (including any fractional share) generally will begin on the day after the applicable dividend payment date in the case of shares purchased from us and on the day after the shares are credited to your account in the case of shares purchased in market transactions. Consequently, shares of our common stock purchased at different times will have different holding periods.

     You will not realize any income when you receive certificates for whole shares credited to your account under the Plan, either upon withdrawal of those shares from your Plan account or upon termination of the Plan. You will, however, realize gain or loss upon the sale or exchange of shares held in the Plan and, in the case of a fractional share, when you receive a cash payment for a fraction of a share credited to your Plan account. You therefore will recognize capital gain or loss equal to any difference between the amount of cash you receive for the shares or fractional share and your tax basis therein. Such capital gain or loss will be long-term capital gain or loss if your holding period for your shares or fractional share exceeded one year at the time of disposition.

     The Plan Administrator will report to you for tax purposes the dividends to be credited to your account as well as any brokerage costs incurred by us on your behalf. Such information will also be furnished to the Internal Revenue Service ("IRS") to the extent required by law.

     31. WHAT ARE THE EFFECTS OF THE FEDERAL INCOME TAX WITHHOLDING PROVISIONS TO DOMESTIC PARTICIPANTS?

     We or the Plan Administrator may be required to withhold on all actual or deemed dividend payments to you if (i) you have failed to furnish your taxpayer identification number, which for an individual is his or her social security number, (ii) the IRS has notified us that you have failed to properly report interest or dividends or (iii) you have failed to certify, under penalties of perjury, that you are not subject to back-up withholding. If you are subject to back-up withholding tax on dividends under the Plan, the amount of tax to be withheld will be deducted from the amount of the cash dividend and only the reduced amount will be reinvested in Plan shares.

     32. WHAT ARE THE EFFECTS OF THE FEDERAL INCOME TAX WITHHOLDING PROVISIONS TO FOREIGN PARTICIPANTS?

     If you are a foreign participant whose income is subject to Federal income tax withholding, for purposes of calculating the amount to be withheld, we will treat you as having received the same amount of dividend income as if you were a domestic participant, as described in Question 30 above. The amount of tax to be withheld will be deducted from the amount of the cash dividend and only the reduced amount will be reinvested in Plan shares.

     The Plan Administrator will indicate the amount of tax withheld on your statement of account. If you believe the tax has been withheld in error, you may file a claim for refund with the IRS.

     33. WHAT ARE THE EFFECTS OF THE NEW TAX LAW ON THE PLAN?

     The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "Act"), enacted on May 28, 2003, reduces the maximum rate of tax imposed on most dividends received by individuals from the higher marginal income tax rates to 15% (5% for individuals in the lower tax brackets and 0% for these taxpayers in 2008) (the "Reduced Rate"). This provision applies to dividends received in taxable years beginning after

December 31, 2002 and before January 1, 2009. In order to be eligible for the Reduced Rate, an individual shareholder must own our common stock for more than 60 days during the 120 day period beginning 60 days before the ex-dividend date. Furthermore, if an individual receives an "extraordinary dividend" within the meaning of Section 1059 of the Internal Revenue Code (i.e., a dividend which equals or exceeds 10% of the individual's tax basis in our common stock) which is eligible for the Reduced Rate, any loss on a subsequent sale of the stock with respect to which such dividend is made is treated as a long-term capital loss to the extent of such dividend. For purposes of determining the amount of deductible investment interest, a dividend is treated as investment income only if the individual elects to treat the dividend as not eligible for the Reduced Rate. For sales and exchanges of capital assets on or after May 6, 2003 and before January 1, 2009, the Act also reduces the top individual tax rate on adjusted net capital gains from 20% (10% for individuals in the lower tax brackets) to 15% (5% for individuals in the lower tax brackets and 0% for these taxpayers in 2008). You should consult your tax advisor regarding the specific tax consequences to you that may result from the Act.

                                USE OF PROCEEDS

     Proceeds from any shares of common stock purchased directly from Citigroup under the Plan will be available for general corporate purposes. We have no basis for estimating either the number of shares of common stock that will ultimately be purchased directly from us, if any, under the Plan or the prices at which such shares will be sold.

                              PLAN OF DISTRIBUTION

     Except to the extent the Plan Administrator purchases our common stock in market transactions, the common stock acquired under the Plan will be sold directly by us through the Plan. We may sell our common stock to stockholders (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares may be resold in market transactions (including coverage of short positions) on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock is currently listed on the New York Stock Exchange and the Pacific Exchange.

     Subject to the availability of shares of our common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends.

     We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our common stock under the Plan. Upon your withdrawal from the Plan by the sale of our common stock held under the Plan, you will receive the proceeds of such sale less a fee of $15 per transaction plus $0.12 per share paid to the Plan Administrator (if such resale is made by the Plan Administrator at your request) and any applicable transfer taxes.

     Our common stock may not be available under the Plan in all states or jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware, or DGCL, among other things, provides that Citigroup may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Citigroup) by reason of the fact that the person is or was a director, officer, employee or agent of Citigroup, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Citigroup, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Unless ordered by a court, indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct. Citigroup's By-Laws provide that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL. Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

     Insofar as indemnification of directors, officers, other employees and agents of Citigroup for liabilities arising under the Securities Act of 1933 may be permitted, pursuant to the foregoing provisions, or otherwise, Citigroup has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by John R. Dye, Esq., General Counsel-Capital Markets of Citigroup, 425 Park Avenue, New York, New York 10043. Mr. Dye beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock.

                                    EXPERTS

     The consolidated financial statements of Citigroup Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report dated February 24, 2003 on the consolidated financial statements. The consolidated financial statements are included in Citigroup's annual report on Form 10-K for the year ended December 31, 2002, and incorporated by reference in this prospectus. The report of KPMG LLP also is incorporated by reference in this prospectus. The report of KPMG LLP refers to changes, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets, and, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. The consolidated financial statements of Citigroup referred to above are incorporated by reference in this prospectus in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  COMMON STOCK

                                   CITIGROUP
                           DIVIDEND REINVESTMENT PLAN

                                [CITIGROUP LOGO]

                         ------------------------------
                                   PROSPECTUS
                         ------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUSES

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION:

     The following table sets forth the various expenses payable by the registrant in connection with the Securities being registered hereby.


Registration fee............................................   $ 52,120.00
Listing fees................................................   $ 82,800.00
Legal fees and expenses*....................................   $ 35,000.00
Accounting fees and expenses................................   $  5,500.00
Printing expenses*..........................................   $ 30,000.00
Miscellaneous expenses*.....................................   $  4,580.00
                                                               -----------
          Total.............................................   $210,000.00
                                                               ===========

---------------

* estimated expenses

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

     For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.1     Restated Certificate of Incorporation of Citigroup
          (incorporated by reference to Exhibit 4.01 to Citigroup's
          Registration Statement on Form S-3 (No. 333-68949-01 to
          08)).
  4.2     Certificate of Amendment to Restated Certificate of
          Incorporation (incorporated by reference to Exhibit 3.01.03 to Citigroup's Quarterly Report on Form 10-Q for the period ended March 31, 2000).
  4.3     Certificate of Amendment to Restated Certificate of
          Incorporation (incorporated by reference to Exhibit 3.01.4 to Citigroup's Quarterly Report on Form 10-Q for the period ended March 31, 2001).
  4.4     By-Laws of Citigroup, as amended effective October 26, 1999
          (incorporated by reference to Exhibit 3.02 to Citigroup's
          Quarterly Report on Form 10-Q for the period ended September
          30, 1999).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.5 *   Dividend Reinvestment Plan.
  5.1 *   Opinion of John R. Dye, Esq.
 23.1 *   Consent of John R. Dye, Esq. (included in Exhibit 5.1).
 23.2 *   Consent of KPMG LLP, independent public accountants.
 24.1 *   Powers of Attorney of certain Directors.
 99.1 *   Enrollment Authorization Form for the Dividend Reinvestment
          Plan.

---------------

* Filed herewith.

ITEM 17.  UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date to the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 26, 2003.

                                          CITIGROUP INC.

                                          By:       /s/ TODD S. THOMSON
                                            ------------------------------------
                                                   Name: Todd S. Thomson
                                               Title: Chief Financial Officer

     Pursuant to requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on June 26, 2003.


              /s/ SANFORD I. WEILL                 Chairman of the Board, Chief Executive Officer
------------------------------------------------   (Principal Executive Officer) and Director
                Sanford I. Weill


              /s/ TODD S. THOMSON                  Chief Financial Officer (Principal Financial
------------------------------------------------   Officer)
                Todd S. Thomson


             /s/ WILLIAM P. HANNON                 Controller and Chief Accounting Officer
------------------------------------------------   (Principal Accounting Officer)
               William P. Hannon


                       *                           Director
------------------------------------------------
              C. Michael Armstrong


                       *                           Director
------------------------------------------------
                Alain J.P. Belda


                       *                           Director
------------------------------------------------
                  George David


                                                   Director
------------------------------------------------
                Kenneth T. Derr


                       *                           Director
------------------------------------------------
                 John M. Deutch


                                                   Director
------------------------------------------------
               Roberto Hernandez


                                                   Director
------------------------------------------------
               Ann Dibble Jordan


                       *                           Director
------------------------------------------------
                Dudley C. Mecum


                       *                           Director
------------------------------------------------
               Richard D. Parsons


                       *                           Director
------------------------------------------------
               Andrall E. Pearson


                       *                           Director
------------------------------------------------
                Robert E. Rubin


                       *                           Director
------------------------------------------------
               Franklin A. Thomas


                       *                           Director
------------------------------------------------
                 Arthur Zankel


*By:             /s/ TODD S. THOMSON
      ------------------------------------------
                   Todd S. Thomson
                   Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.1     Restated Certificate of Incorporation of Citigroup
          (incorporated by reference to Exhibit 4.01 to Citigroup's
          Registration Statement on Form S-3 (No. 333-68949,-01 to
          08)).
  4.2     Certificate of Amendment to Restated Certificate of
          Incorporation (incorporated by reference to Exhibit 3.01.03 to Citigroup's Quarterly Report on Form 10-Q for the period ended March 31, 2000).
  4.3     Certificate of Amendment to Restated Certificate of
          Incorporation (incorporated by reference to Exhibit 3.01.4 to Citigroup's Quarterly Report on Form 10-Q for the period ended March 31, 2001).
  4.4     By-Laws of Citigroup, as amended effective October 26, 1999
          (incorporated by reference to Exhibit 3.02 to Citigroup's
          Quarterly Report on Form 10-Q for the period ended September
          30, 1999).
  4.5 *   Dividend Reinvestment Plan.
  5.1 *   Opinion of John R. Dye, Esq.
 23.1 *   Consent of John R. Dye, Esq. (included in Exhibit 5.1).
 23.2 *   Consent of KPMG LLP, independent public accountants.
 24.1 *   Powers of Attorney of certain Directors.
 99.1 *   Enrollment Authorization Form for the Dividend Reinvestment
          Plan.

---------------

* Filed herewith.